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                                                                    Exhibit 3.32

   Limited Liability Company Agreement of FR Sadsbury Second, LLC, dated as of
             August 10, 2004, by its sole member, FR Sadsbury, LLC.

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                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                             FR SADSBURY SECOND, LLC

     THIS LIMITED LIABILITY COMPANY AGREEMENT of FR SADSBURY SECOND, LLC, a Delaware limited liability company (the "Company"), is made as of the 10th day of August, 2004, by its sole member, FR Sadsbury, LLC, a Delaware limited liability company (the "Member").

     The Member owns all of the membership interests in the Company and, as the sole member of the Company, desires to execute this Agreement to set forth the purpose of the Company and the manner in which the Company shall operate.

                                    ARTICLE I

                               CERTAIN DEFINITIONS

     For purposes of this Agreement, and in addition to capitalized terms defined elsewhere in this Agreement, the following terms shall have the meanings ascribed below:

     "Act" means the Delaware Limited Liability Company Act, as amended from time to time.

     "Affiliate" means, with respect to any referenced Person, (i) a member of such Person's immediate family; and (ii) any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with the Person in question. As used herein, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" means this limited liability company agreement of FR Sadsbury Second, LLC, including all Exhibits hereto, as amended from time to time.

     "Available Cash Flow" means such portion of the cash in hand or in bank accounts of the Company as is determined by the Member to be available for distribution to the Member after payment of the current liabilities, obligations and expenses of the Company, and after reasonable provision has been made for reasonably required reserves.

     "Code" means the Internal Revenue Code of 1986, as amended, including corresponding provisions of succeeding law.

     "General Partner Partnership" means FR Sadsbury General Partner, LP a Delaware limited partnership, which is the general partner of the Property Holding Partnership.

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     "Member" means FR Sadsbury, LLC. and any Person who subsequently is admitted as a member of the Company, and "Members" means all Persons admitted as members of the Company.

     "Percentage Interests" means the percentages allocated to the Members as set forth on Exhibit A hereto, as the same may be amended from time to time in accordance with this Agreement.

     "Person" means any individual, corporation, partnership, trust, limited liability company or other organization or entity.

     "Property Holding Partnership" means FR Sadsbury Property Holding, LP, a Delaware limited partnership formed to hold certain parcels of real estate, including the lands, buildings and other improvements now located or hereafter constructed thereon, consisting of approximately 28 acres with all easements and other rights benefiting such ground and all improvements thereon, if any, situate in Sadsbury Township, Chester County, Pennsylvania.

     "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time.

                                   ARTICLE II

                                     GENERAL

     2.1 Formation of Company.

          2.1.1 The Company was formed as a limited liability company pursuant to the Act by the filing of the certificate of formation with the Office of the Secretary of State of the State of Delaware on October 14, 2003. Except as modified by this Agreement, the Company shall be governed by the Act.

          2.1.2 The Member shall execute such other documents and perform such other acts as shall constitute compliance with all requirements for the formation and operation of the Company pursuant to the Act and to qualify to do business in any other jurisdiction in which the Company conducts business.

     2.2 Name of Company. The name of the Company is FR Sadsbury Second, LLC, or such other name as the Member may from time to time determine, subject to the requirements of the Act and other applicable law.

     2.3 Registered Office and Registered Agent. The initial registered agent and registered office of the Company shall be ATA Corporate Services, Inc., Suite 1200, 222 Delaware Avenue, Wilmington, Delaware. The registered agent and registered office of the Company may be changed from time to time in the discretion of the Member, subject to the

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requirements of the Act. The business of the Company may be conducted at such office or offices as the Member may determine from time to time.

     2.4 Purpose. Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Company to the contrary, the nature of the business and of the purposes to be conducted and promoted by the Company is to engage solely in the following activities:

          2.4.1 To acquire, own, hold, manage and sell a general partnership interest in the General Partner Partnership, and to exercise all the rights, privileges, duties and responsibilities of the general partner of the General Partner Partnership, all in accordance with the limited partnership agreement of the General Partner Partnership;

          2.4.2 Acting on its own behalf and as the general partner of the General Partner Partnership, to engage in any activity, to enter into, perform and carry out any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust, assignment, assignment of lease, security agreement, or financing statement of any kind, and to borrow money and issue evidences of indebtedness, whether or not secured by liens, in connection with the foregoing purpose;

          2.4.3 To engage in and conduct such other activities directly related to the foregoing purpose as may be necessary, advisable, or appropriate, in the reasonable opinion of the Member, to further the foregoing purpose; and

          2.4.4 To exercise any powers permitted under the Act which are incidental to the foregoing or necessary or appropriate to accomplish the foregoing.

     The Company shall not engage in any business or activity other than as permitted in this Section 2.4.

     2.5 Term. The Company shall have perpetual existence, and shall continue until dissolved pursuant to Article IX. Dissolution of the Company shall occur only upon the occurrence of one of an event specified in Article IX.

     2.6 Tax Status. It is intended that, for federal income tax purposes, the Company will be treated as a disregarded entity as long as it is deemed to have only a single Member for federal income tax purposes, or as a partnership if it is deemed to have more than a single Member for federal income tax purposes. No election shall be made under the Regulations to treat the Company as a corporation for federal income tax purposes unless all of the Members unanimously consent to the filing of such an election.


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                                   ARTICLE III

                              CAPITAL CONTRIBUTIONS

     3.1 Contributions.

          3.1.1 The Member shall contribute the cash or property as set forth on Exhibit A to the capital of the Company.

          3.1.2 No Member shall be required to contribute any additional capital to the Company, whether upon the liquidation of the Company or otherwise. No Member shall have any personal liability for any obligations of the Company.

     3.2 Loans. A Member may, at any time, make or cause a loan to be made to the Company in such amount and on such terms as the Company and the Member agree.

                                   ARTICLE IV

                                  DISTRIBUTIONS

     4.1 Available Cash Flow. Available Cash Flow, as determined by the Member, shall be distributed to the Members in proportion to their Percentage Interests on an annual or more frequent basis as determined by the Member.

     4.2 Liquidation. Notwithstanding anything in this Agreement to the contrary, upon the liquidating and winding up of the Company, distributions to the Members shall be made as set forth in Section 9.3 below.

                                    ARTICLE V

                                   ALLOCATIONS

     5.1 General. If the Company is ever considered a partnership for federal income tax purposes (rather than a disregarded entity), then, except as otherwise required under section 704(b) of the Code or the Regulations promulgated thereunder, all income, gain, loss, deduction and credit of the Company shall be allocated to the Members in proportion to their respective Percentage Interests.

                                   ARTICLE VI

                                   MANAGEMENT

     6.1 General. Except to the extent delegated to the officers herein, the Company shall be managed solely by the Member. If, at any time, the Company has more than one Member, all management decisions shall be made by Members holding at least a majority of the Percentage


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Interests in the Company. The liability of each Member shall be limited to the maximum extent permitted by the Act.

     6.2 Officers. The Member may, in its sole discretion, elect to designate one or more officers to act on behalf of the Company. If the Member elects to designate officers, the following provisions of this Section 6.2 shall apply, unless provided otherwise in writing by the Member.

          6.2.1 The officers of the Company shall consist of a president, and one or more senior vice presidents, vice presidents, and any other officers as may be established by the Member. The officers of the Company shall be elected by the Member. Each officer shall hold office until the officer's successor is elected and qualifies or until the officer's death, resignation or removal in the manner hereinafter provided. The Member may, in its discretion, leave any office vacant.

          6.2.2 Any officer or agent of the Company may be removed by the Member at any time for any or no reason, but the removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Company may resign at any time by giving written notice of the resignation to the Member. The acceptance of a resignation shall not be necessary to make it effective.

          6.2.3 A vacancy in any office may be filled by the Member.

          6.2.4 The president shall in general supervise and control all of the business and affairs of the Company. The president may execute any deed, mortgage, bond, contract or other instrument which the president in his discretion deems in the best interest of the Company except in cases where execution shall be expressly reserved by the Member or delegated by this Agreement to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and any other duties prescribed by the Member from time to time.

          6.2.5 In the absence of the president or in the event of a vacancy in that office, the vice president (or if there is more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to them by the president or by the Members. The Members may designate one or more vice presidents as senior vice president or as vice president for particular areas of responsibility.

          6.2.6 Whether or not officers have been appointed by the Member, the Member shall retain authority to act on behalf of the Company, and all contracts, agreements, deeds, notes or other instruments executed by the Member on behalf of the Company shall be duly and validly executed on behalf of the Company.


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     6.3 Additional Limitations and Covenants. Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Company to the contrary, and in addition to the other provisions set forth in this Agreement, in order to preserve and ensure the separate and distinct identity of the Company, the Company shall conduct its affairs in accordance with the following provisions:

          6.3.1 The Company shall operate its business separate and apart from that of any of its Affiliates.

          6.3.2 The Company shall maintain Company records and books of account separate from those of any Affiliate of the Company.

          6.3.3 The Company shall conduct its own business in its own name.

          6.3.4 The Company shall hold itself out as an entity separate from any Affiliate.

                                   ARTICLE VII

                                 FISCAL MATTERS

     7.1 Company Books; Access to Information. The Company shall maintain at its principal office (as the same may be designated by the Member from time to time), full and accurate books of the Company, which shall fully reflect each of its transactions, including the cash distributions and allocations provided for in Articles IV and V, and all other records necessary for recording the Company's business or required to be maintained at such office(s) under the Act or under any other applicable law.

     7.2 Tax Returns and Financial Statements. The Member shall cause any necessary federal, state and local income tax returns and reports required of the Company to be prepared and timely filed.

     7.3 Accounting and Tax Decisions. All decisions as to accounting and tax matters shall be made by the Member. The Member may rely upon the advice of the Company's counsel or accountants as to the appropriate accounting and tax decisions. The Member may elect to treat certain items differently for accounting purposes than the manner in which such items are treated for tax purposes.

     7.4 Bank Accounts. The Member shall be responsible for causing one or more bank accounts to be maintained in the Company's name into which all funds of the Company shall be deposited and from which payment of all Company business expenditures shall be made. Notwithstanding the foregoing, funds of the Company may be held in one or more accounts maintained by Affiliates of the Company or its Members, provided that an accurate accounting of deposits and withdrawals on behalf of the Company is maintained.


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                                  ARTICLE VIII

                       ASSIGNABILITY OF MEMBER'S INTERESTS

     8.1 Permitted Transfers. If there is more than one Member of the Company, interests in the Company may be transferred only with the unanimous written consent of the Members.

                                   ARTICLE IX

                           DISSOLUTION AND TERMINATION

     9.1 Liquidating Events.

          9.1.1 The Company shall dissolve and commence winding up and liquidating upon the first to occur of any of the following ("Liquidating Events"):

               (i) The dissolution, winding up and liquidation of the Company is approved by the unanimous consent of the Members;

               (ii) A sale of all or substantially all of the assets of the Company and the collection of the proceeds from such sale;

               (iii) There are no Members, provided that the Company shall not be liquidated in such event if, within 90 days of the event that terminated the membership of the last remaining Member, the personal representative or other successor in interest to such Member agrees in writing to continue the Company and to be admitted as a Member,

               (iv) The entry of a decree of judicial dissolution under Section 18-802 of the Act.

          9.1.2 Notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Liquidating Event.

     9.2 Dissolution, Winding Up and Termination. Upon the occurrence of a Liquidating Event, the Member shall have the full power and authority to proceed with the liquidation of the Company and to take all steps which it may deem necessary or desirable to wind up the Company's affairs, having for such purpose all the powers referred to and provided for in Article VI appropriate to accomplish the same and allowing for a reasonable time in order to minimize losses attendant to the liquidation, so that the Company may be terminated in accordance with the Act.

     9.3 Distributions Upon Winding Up and Termination. The proceeds and assets of the Company upon its winding up and termination shall be distributed and applied in the following


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order of priority, with no distribution being made in any category being set forth below until each preceding category has been satisfied in full:

          9.3.1 To creditors, including the Member and its Affiliates, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof), other than distributions to Members and former Members;

          9.3.2 To Members and former Members in satisfaction of liabilities for distributions under Sections 18-601 or 18-604 of the Act; and

          9.3.3 To the Member (or, if there is more than one Member, to the Members in accordance with their Percentage Interests).

                                    ARTICLE X

                                  MISCELLANEOUS

     10.1 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Member, its successors and assigns. Each and every successor to the Member, whether such successor acquires its interest by way of gift, purchase, foreclosure, or by any other method, shall hold such interest subject to all of the terms and provisions of this Agreement.

     10.2 Amendment. This Agreement may be amended from time to time by the Member or, if there is more than one Member, by the Members holding a majority of the Percentage Interests in the Company.

     10.3 No Third Party Beneficiaries. None of the provisions of this Agreement are intended to benefit, and none shall inure to the benefit of or be enforceable by, any creditors of the Company or any other third parties.

     10.4 Entire Agreement. This Agreement contains the entire limited liability company agreement of the Company and supersedes all prior understandings and agreements concerning the subject matter hereof.

     10.5 Captions. Titles or captions of articles and sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision thereof.

     10.6 Number and Gender. All pronouns used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require in the context, and the singular form of nouns, pronouns and verbs shall include the plural, and vice versa, whichever the context may require.


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     10.7 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the Member has caused this Agreement to be duly executed as of the day and year first above written.

                                        MEMBER:

                                        FR SADSBURY, LLC

                                        By: First Industrial Development
                                            Services, Inc., its sole member


                                        By: /s/ Illegible
                                            ------------------------------------
                                        Name: Illegible
                                        Title: Authorized Signatory


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